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                                                                      EXHIBIT 99



[LOGO]                                              The Brink's Company
                                                    1801 Bayberry Court
                                                    P.O. Box 18100
                                                    Richmond, VA 23226-8100 USA
PRESS RELEASE                                       Tel. 804.289.9600
                                                    Fax 804.289.9758

Contact:                                            FOR IMMEDIATE RELEASE
Investor Relations
804.289.9709


                   Brink's, Incorporated Completes Purchase of
              Security Operations in Luxembourg and United Kingdom


RICHMOND, Va., (March 7, 2005) - The Brink's Company (NYSE: BCO) today announced the completion on March 4, 2005 of the previously disclosed purchase of certain security services operations from affiliates of Group 4 Securicor by subsidiaries of Brink's, Incorporated.

     The purchase includes two entities, Securicor Luxembourg S.A. and Group 4 Falck Cash Services UK Limited, for an aggregate price of approximately $39 million.


About The Brink's Company
The Brink's Company (NYSE: BCO) is a global leader in business and security services. The Company's three businesses are Brink's, Incorporated, a global leader in security services, and the premier provider of secure transportation and technology-enabled logistics solutions to banks, retailers, governments, mints, diamantaires and jewelers in more than 50 countries as well as guarding services in Europe; Brink's Home Security, one of the largest and most successful residential alarm companies in North America; and BAX Global, an industry leader in freight transportation and global supply chain management solutions. For more information, please visit The Brink's Company website at www.brinkscompany.com, or call toll free 877-275-7488.



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